Amendment No. 1 to Letter Agreement

between

Pacific Life Insurance Company

Pacific Life & Annuity Company

and

MBSC Securities Corporation

Pacific Life Insurance Company, Pacific Life & Annuity Company, and MBSC Securities Corporation have previously entered into that certain letter agreement dated January 1, 2013 with respect to the provision of distribution, advertising and marketing assistance and shareholder services by Pacific Life Insurance Company and Pacific Life & Annuity Company relating to the Service shares of each Fund (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule B of the Agreement is deleted and replaced in its entirety with the Schedule B attached hereto.

2.	The changes set forth herein shall be effective as of June 1, 2014.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of May 1, 2014.

PACIFIC LIFE INSURANCE COMPANY

By:  /s/ Jose T. Miscolta

Name: Jose T. Miscolta

Its: Assistance Vice President

Attest:  /s/ Brandon J. Cage

Name: Brandon J. Cage, Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY

By:  /s/ Jose T. Miscolta

Name: Jose T. Miscolta

Its: Assistant Vice President

Attest:  /s/ Brandon J. Cage

Name: Brandon J. Cage, Assistant Secretary

MBSC SECURITIES CORPORATION

By:  /s/ Matthew Perrone

Name: Matthew Perrone

Its: Executive Vice President

SCHEDULE B

Name of Separate Accounts

Separate Account A of Pacific Life Insurance Company

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

Pacific Select Exec Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account II of Pacific Life Insurance Company

Pacific COLI Separate Account III of Pacific Life Insurance Company

Pacific COLI Separate Account IV of Pacific Life Insurance Company

Pacific COLI Separate Account V of Pacific Life Insurance Company

Pacific COLI Separate Account VI of Pacific Life Insurance Company

Pacific COLI Separate Account X of Pacific Life Insurance Company

Pacific COLI Separate Account XI of Pacific Life Insurance Company

Separate Account I of Pacific Life Insurance Company

Separate Account A of Pacific Life & Annuity Company

Pacific Select Exec Separate Account of Pacific Life & Annuity Company

Separate Account I of Pacific Life & Annuity Company

Pacific COLI Separate Account of Pacific Life & Annuity Company

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